Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hastings Entertainment, Inc. 2012 Stock Option Plan for Outside Directors of our report dated April 18, 2012, with respect to the consolidated financial statements and schedule of Hastings Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Fort Worth, Texas

June 6, 2012